Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Commerce Bancorp, Inc. 2004 Employee Stock Option Plan of our report dated February 16, 2004, with respect to the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 22, 2004